                                                                     EXHIBIT 4.1

                          FOURTH SUPPLEMENTAL INDENTURE

         FOURTH SUPPLEMENTAL INDENTURE, dated as of August 15, 2000 (this "Fourth Supplemental Indenture"), among AMB PROPERTY, L.P., a Delaware limited partnership (the "Operating Partnership"), AMB PROPERTY CORPORATION (the "Parent Guarantor") and STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A., as Trustee hereunder (the "Trustee").

                              W I T N E S S E T H:

         WHEREAS, the Operating Partnership, the Parent Guarantor and the Trustee executed and delivered an Indenture, dated as of June 30, 1998, as supplemented by the First Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture, each dated as of June 30, 1998 (as further supplemented hereby, the "Indenture"), to provide for the issuance by the Operating Partnership of notes evidencing its unsecured indebtedness;

         WHEREAS, pursuant to Board Resolution, the Operating Partnership has authorized the issuance of up to $400,000,000 of its Medium Term Notes due nine months or more from the date of issuance (the "Medium Term Notes");

         WHEREAS, the Operating Partnership desires to establish the terms of the Medium Term Notes in accordance with Section 301 of the Indenture and to establish the form of the Medium Term Notes in accordance with Section 201 of the Indenture.

                                    ARTICLE 1
                                      TERMS

         SECTION 101. TERMS OF SECURITIES. There is hereby established and authorized for issuance by the Operating Partnership a series of Securities (as defined in the Indenture), the terms of which shall be as follows:

                  (a) The Securities of the series shall be designated "Medium-Term Notes" (the "Notes").

                  (b) The aggregate principal amount of the Notes that may be authenticated and delivered under the Indenture from time to time (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 304, 305, 306, 906, or 1107 of the Indenture) shall be up to $400,000,000 or the equivalent thereof in other currencies, which amount may be increased from time to time by a Board Resolution or a supplemental indenture to the Indenture or an Officers' Certificate, in either case, pursuant to authority granted under a Board Resolution, and in accordance with Section 301 of the Indenture, and which amount is subject to decrease by the amount of any other debt securities issued after the date hereof pursuant to the Registration Statement No. 333-68283, filed by the Operating Partnership and the Parent Guarantor with the Securities and Exchange Commission.

                  (c) Each Note shall mature on a date which shall be nine months or more from the date of issue of such Note and shall be specified by an officer of the Parent Guarantor, as general partner of the Operating Partnership, such officer to the Trustee in writing or by telephone

         (telephonic instructions to be promptly confirmed in writing) and specified in the applicable pricing supplement.

                  (d) The interest rate or rates or the method of determination thereof, if any, the date or dates or the method of determination thereof from which such interest shall accrue, the date or dates on which such interest shall be payable, and the regular record date for the interest payable on any interest payment date, in each case for a particular Note, shall each be as specified by an officer of the Parent Guarantor, as general partner of the Operating Partnership, to the Trustee in writing or by telephone (telephonic instructions to be promptly confirmed in writing); provided, however, the interest rate or rates shall in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

                  (e) Unless stated to the contrary in the applicable pricing supplement, the payment of principal (and premium, if any) and interest on, a Note on any day, if the Holder of this Note is Depository Trust Company, a New York Corporation (or its nominee or other depository, a "Depository"), will be made in accordance with any applicable provisions of such written agreement between the Operating Partnership, the Trustee and the Depository (or its nominee) as may be in effect from time to time. Otherwise payment of principal (and premium, if any) and interest on the Notes shall be payable and Notes may be surrendered for the registration of transfer or exchange shall be at the office of the Trustee's affiliate, State Street Bank and Trust Company, at 61 Broadway, 15th Floor, New York, New York 10006; provided, however, that at the option of the Operating Partnership, interest may be paid by check mailed to the address of the person entitled thereto as such address shall appear in the Operating Partnership's security register or by wire transfer to an account maintained by the payee located in the United States. The place where notices or demands to or upon the Operating Partnership in respect of the Notes and the Indenture may be served shall be the Corporate Trust Office of the Trustee at 633 West Fifth Street, 12th Floor, Los Angeles, California 90071.

                  (f) To receive payment of a U.S. dollar denominated Note upon redemption, if applicable, or at maturity, a Holder must make presentation and surrender of such Note on or before the Redemption Date or Maturity Date, if any, as specified on the face of any Note and in the applicable pricing supplement. To receive payment of a Note denominated in a foreign currency upon redemption or at maturity, a Holder must make presentation and surrender of such Note not less than two Business Days (as defined in the Notes) prior to the Redemption Date or Maturity Date, if any, as specified on the face of any Note and in the applicable pricing supplement. Upon presentation and surrender of a Note denominated in a foreign currency at any time after the date two Business Days prior to the Redemption Date or Maturity Date, if any, as specified on the face of any Note and in the applicable pricing supplement, the Operating Partnership will pay the principal amount (and premium, if any) of such Note, and any interest due upon redemption or at maturity (unless the Redemption Date or Maturity Date is an Interest Payment Date, as specified on the face of the Note and in the applicable pricing supplement), two Business Days after such presentation and surrender.

                  (g) Unless stated to the contrary on the face of any Note and in the applicable pricing supplement, a Note will not be subject to redemption prior to its Maturity Date. If stated on the face of a Note and in the applicable pricing supplement, such Note will be redeemable in whole or in part at the option of the Operating Partnership, in accordance with Article Eleven of the Indenture and the terms set forth in such Note and the applicable pricing supplement.


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                  (h) Unless stated to the contrary on the face of any Note and in the applicable pricing supplement, such Note will not be subject to repayment prior to its Maturity Date. If stated on the face of a Note and in the applicable pricing supplement, such Note will be repayable by the Operating Partnership in whole or in part at the option of the Holder in accordance with the terms set forth in such Note and the applicable pricing supplement.

                  (i) Unless stated to the contrary on the face of a Note and in the applicable pricing supplement, Notes shall be issuable in denominations of (i) $1,000 and any amount in excess thereof which is an integral multiple of $1,000, if the Notes are denominated in U.S. Dollars, and (ii) if the Notes are denominated in a currency other than U.S. Dollars, the Notes will be issuable in a minimum denomination equivalent to U.S. $1,000, rounded to an integral multiple of 1,000 units of the currency in which the Notes are denominated, and in any larger amount in integral multiples of 1,000 units of that currency. The principal amount of any particular Note shall be determined by an officer of the Parent Guarantor, as general partner of the Operating Partnership, and specified to the Trustee in writing or by telephone (telephonic instructions to be promptly confirmed in writing).

                  (j) Initially, unless otherwise stated to the contrary on the face of any Note and in the applicable pricing supplement, the Trustee shall be the registrar, transfer agent, authenticating agent, exchange rate agent, calculation agent and paying agent for the Notes. The Operating Partnership may from time to time name other or additional registrars, paying agents, authenticating agents, exchange rate agents, calculation agents or transfer agents..

                  (k) Unless stated to the contrary on the face of a Note and in the applicable pricing supplement, such Note shall be issuable only in registered form without coupons in book-entry form, represented by one or more global notes recorded in the book-entry system maintained by The Depository Trust Company. If specified on the face thereof, Notes may be issued in certificated form issued to, and registered in the name of, the beneficial owner or its nominee.

                  (l) The Notes are not convertible into any other security of the Operating Partnership or the Parent Guarantor. The Notes shall constitute senior unsecured and unsubordinated obligations of the Operating Partnership and will rank equally with all other unsecured and unsubordinated indebtedness of the Operating Partnership from time to time outstanding.

                  (m) There are no restrictive covenants pertaining to the Notes other than those contained in the Indenture. Unless stated to the contrary on the face of any Note and in the applicable pricing supplement, the holders of the Notes shall have no special rights in addition to those provided in the Indenture upon the occurrence of any particular events. The Notes shall have no additional Events of Default in addition to the Events of Default set forth in Article Five of the Indenture.

                  (n) The Notes will be unconditionally guaranteed on an unsecured basis by the Parent Guarantor and, if required by Section 1013 of the Indenture, the Subsidiary Guarantors.

         SECTION 102. FORM OF NOTES. The Notes shall be in the form of, and shall have the terms set forth in, the specimens thereof attached hereto as Exhibits A and B in fully registered fixed rate and floating rate form, respectively, with applicable blank terms completed and additional terms added to reflect settlement and other specific information, which terms shall be specified by an officer of the Parent Guarantor, as general partner of the Operating Partnership to the Trustee in writing or by


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telephone (telephonic instructions to be promptly confirmed in writing) and specified in the applicable pricing supplement.

         SECTION 103. FORM OF SUBSIDIARY GUARANTEE. The form of the Subsidiary Guarantee which shall be executed if required pursuant to Section 1013 of the Indenture is attached hereto as Exhibit C.

         SECTION 104. FORM OF GUARANTEES. There are hereby authorized for issuance by the Parent Guarantor Guarantees (as defined in the Indenture) of the Notes, which Guarantees shall be in the form of, and shall have the terms set forth in, the specimen of "Parent Guarantee" endorsed on the specimen Notes attached hereto as Exhibits A and B.

         SECTION 105. PROCEDURES. The Trustee is hereby instructed to authenticate and deliver from time to time the Notes, with Guarantees endorsed thereon, pursuant to the following procedures:

                  (a) the procedures set forth in the Administrative Procedures attached as Exhibit B to the Distribution Agreement, as amended from time to time; and

                  (b) each advice of settlement information with respect to any of the Notes issued pursuant to (a) above will be deemed an instruction by the Operating Partnership and the Parent Guarantor to authenticate and deliver such Notes and Guarantees.

                                   ARTICLE II
                                  MISCELLANEOUS

         SECTION 201. DEFINITIONS. Capitalized terms used but not defined in this Fourth Supplemental Indenture shall have the meanings ascribed thereto in the Indenture.

         SECTION 202. CONFIRMATION OF INDENTURE. The Indenture, as heretofore supplemented and amended by this Fourth Supplemental Indenture, is in all respects ratified and confirmed, and the Indenture, this Fourth Supplemental Indenture and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument.

         SECTION 203. CONCERNING THE TRUSTEE. The Trustee assumes no duties, responsibilities or liabilities by reason of this Fourth Supplemental Indenture other than as set forth in the Indenture and, in carrying out its responsibilities hereunder, shall have all of the rights, protections and immunities which it possesses under the Indenture.

         SECTION 204. GOVERNING LAW. This Fourth Supplemental Indenture, the Indenture and the Medium Term Notes shall be governed by and construed in accordance with the internal laws of the State of New York.

         SECTION 205. SEPARABILITY. In case any provision in this Fourth Supplemental Indenture shall for any reason be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 206. COUNTERPARTS. This Fourth Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.


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         IN WITNESS WHEREOF, the parties hereto have caused this Fourth
Supplemental Indenture to be duly executed as of the day and year first above written.

                                       AMB PROPERTY, L.P.

                                       By: AMB PROPERTY CORPORATION,
                                           as General Partner

                                           By: /s/ W. BLAKE BAIRD
                                              ---------------------------------
                                              Name: W. Blake Baird
                                                   ----------------------------
                                              Title: President
                                                    ---------------------------

                                       AMB PROPERTY CORPORATION

                                       By: /s/ W. BLAKE BAIRD
                                          -------------------------------------
                                           Name:  W. Blake Baird
                                                -------------------------------
                                           Title:  President
                                                 ------------------------------


                                       STATE STREET BANK AND TRUST
                                       COMPANY OF CALIFORNIA, N.A., AS TRUSTEE

                                       By: /s/ STEPHEN RIVERO
                                          -------------------------------------
                                           Name: Stephen Rivero
                                                -------------------------------
                                           Title: Vice President
                                                 ------------------------------

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                                                                       EXHIBIT A


                      FORM OF FIXED RATE MEDIUM TERM NOTES






                                       A-1


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                                                                       EXHIBIT B


                     FORM OF FLOATING RATE MEDIUM TERM NOTES





                                     B-1


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                                                                       EXHIBIT C

                         FORM OF SUBSIDIARY GUARANTEE

         FOR VALUE RECEIVED, the undersigned hereby jointly and severally with the Parent Guarantor pursuant to the Parent Guarantee and any other Subsidiary Guarantors under their respective Subsidiary Guarantees, unconditionally guarantees to the Holder of the accompanying Medium Term Note (the "Note") issued by AMB Property, L.P. (the "Operating Partnership") under an Indenture dated as of June 30, 1998 (together with the First Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture, each dated as of June 30, 1998 and the Fourth Supplemental Indenture dated as of August 15, 2000, the "Indenture") among the Operating Partnership, AMB Property Corporation, and State Street Bank and Trust Company of California, N.A., as trustee (the "Trustee"), (a) the full and prompt payment of the principal of and premium, if any, on such Note when and as the same shall become due and payable, whether at the Maturity Date (as defined in the Note), by acceleration, by redemption, repurchase or otherwise, and (b) the full and prompt payment of the interest on such Note when and as the same shall become due and payable, according to the terms of such Note and of the Indenture. In case of the failure of the Operating Partnership punctually to pay any such principal, premium or interest, the undersigned hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at the Maturity Date, upon acceleration, by redemption or repayment or otherwise, and as if such payment were made by the Operating Partnership. The undersigned hereby agrees, jointly and severally with the Parent Guarantor pursuant to the Parent Guarantee and any other Subsidiary Guarantors under their respective Subsidiary Guarantees, that its obligations hereunder shall be as principal and not merely as surety, and shall be absolute and unconditional, and shall not be affected, modified or impaired by the following: (a) the failure to give notice to the Guarantors of the occurrence of an Event of Default under the Indenture;
(b) the waiver, surrender, compromise, settlement, release or termination of the payment, performance or observance by the Operating Partnership or the Guarantors of any or all of the obligations, covenants or agreements of any of them contained in the Indenture or any Note; (c) the acceleration, extension or any other changes in the time for payment of any principal of or interest or any premium on any Note or for any other payment under the Indenture or of the time for performance of any other obligations, covenants or agreements under or arising out of the Indenture or any Note; (d) the modification or amendment (whether material or otherwise) of any obligation, covenant or agreement set forth in the Indenture or any Note; (e) the taking or the omission of any of the actions referred to in the Indenture and in any of the actions under any Note;
(f) any failure, omission, delay or lack on the part of the Trustee to enforce, assert or exercise any right, power or remedy conferred on the Trustee in the Indenture, or any other action or acts on the part of the Trustee or any of the Holders from time to time of any Note; (g) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets, marshaling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with creditors or readjustment of, or other similar proceedings affecting the Guarantors or the Operating Partnership or any of the assets of any of them, or any allegation or contest of the validity of this Subsidiary Guarantee in any such proceeding; (h) to the extent permitted by law, the release or discharge by operation of law of the Guarantors from the performance or observance of any obligation, covenant or agreement contained in the Indenture; (i) to the extent permitted by law, the release or discharge by operation of law of the Operating Partnership from the performance or observance of any obligation, covenant or agreement contained in the Indenture; (j) the default or failure of the Operating Partnership Trustee fully to perform any of its obligations set forth in the Indenture or any Note; (k) the invalidity, irregularity or unenforceability of the Indenture or any Note or any part of any thereof; (l) any judicial or governmental action affecting the Operating Partnership or any Note or consent or indulgence granted to the Operating Partnership by the Holders or by the Trustee; or (m) the recovery of any judgment against the Operating Partnership or any action to enforce the same or any other circumstance which might constitute a legal or equitable discharge of a surety or guarantor. The undersigned hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger, sale, lease or conveyance of all or substantially all of its assets, insolvency or bankruptcy of any Guarantor or the Operating Partnership, any right to require a proceeding first against any other Guarantor or the Operating Partnership, protest or notice with respect to such Note or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Subsidiary Guarantee will not be discharged except by complete performance of the obligations contained in such Note and in this Subsidiary Guarantee.

         No reference herein to such Indenture and no provision of this Subsidiary Guarantee or of such Indenture shall alter or impair the guarantee of the undersigned, which is absolute and unconditional, of the full and prompt payment of the principal of and premium, if any, and interest on the Note.

         THIS SUBSIDIARY GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.


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         The validity and enforceability of this Subsidiary Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

         An Event of Default under the Indenture or any Note shall constitute an event of default under this Subsidiary Guarantee, and shall entitle the Holder of any Note to accelerate the obligations of the undersigned hereunder in the same manner and to the same extent as the obligations of the Operating Partnership.

         Notwithstanding any other provision of this Subsidiary Guarantee to the contrary, the undersigned hereby waives any claims or other rights which it may now have or hereafter acquire against any Guarantor or the Operating Partnership that arise from the existence or performance of its obligations under this Subsidiary Guarantee (all such claims and rights are referred to as "Guarantor's Conditional Rights"), including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, or indemnification, any right to participate in any claim or remedy against any Guarantor or the Operating Partnership, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, by any payment made hereunder or otherwise, including without limitation, the right to take or receive from any Guarantor or the Operating Partnership, directly or indirectly, in cash or other property or by setoff or in any other manner, payment or security on account of such claim or other rights. The undersigned hereby agrees not to exercise any rights which may be acquired by way of contribution under this Subsidiary Guarantee or any other agreement, by any payment made hereunder or otherwise, including, without limitation, the right to take or receive from any other guarantor, directly or indirectly, in cash or other property or by setoff or in any other manner, payment or security on account of such contribution rights. If, notwithstanding the foregoing provisions, any amount shall be paid to the undersigned party on account of any such Guarantor's Conditional Rights and either (i) such amount is paid to such undersigned party at any time when the indebtedness shall not have been paid or performed in full, or (ii) regardless of when such amount is paid to the undersigned, any payment made by any Guarantor or the Operating Partnership to a Holder that is at any time determined to be a Preferential Payment (as defined below), then such amount paid to the undersigned shall be held in trust for the benefit of the Holders and shall forthwith be paid such Holder to be credited and applied upon the indebtedness, whether matured or unmatured. Any such payment is herein referred to as a "Preferential Payment" to the extent any Guarantor or the Operating Partnership makes any payment to Holder in connection with the Note, and any or all of such payment is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid or paid over to a trustee, receiver or any other entity, whether under any bankruptcy act or otherwise.

         To the extent that any of the provisions of the immediately preceding paragraph shall not be enforceable, the undersigned agrees that until such time as the indebtedness has been paid and performed in full and the period of time has expired during which any payment made by any Guarantor or the Operating Partnership or the undersigned to a Holder may be determined to be a Preferential Payment, Guarantor's Conditional Rights to the extent not validly waived shall be subordinate to Holders' right to full payment and performance of the indebtedness and the undersigned shall not enforce any of its respective portion of the Guarantors' Conditional Rights until such time as the indebtedness has been paid and performed in full and the period of time has expired during which any payment made by any Guarantor or the Operating Partnership or the undersigned to Holders may be determined to be a Preferential Payment.

         The undersigned's liability (the "Base Guaranty Liability") shall be that amount from time to time equal to the aggregate liability of the undersigned hereunder, but shall be limited to the lesser of (A) the aggregate amount of the obligation as stated in the second sentence of Section 1401 of the Indenture, and (B) the amount, if any, which would not have (i) rendered the undersigned "insolvent" (as such term is defined in Section 101(29) of the Federal Bankruptcy Code and in Section 271 of the Debtor and Creditor Law of the State of New York, as each is in effect at the date of the Indenture) or (ii) left the undersigned with unreasonably small capital at the time this Subsidiary Guarantee was entered into, after giving effect to the incurrence of existing Debt (as defined in the Indenture) immediately prior to such time, provided that, it shall be a presumption in any lawsuit or other proceeding in which the undersigned is a party that the amount guaranteed is the amount set forth in (A) above unless a creditor, or representative of creditors of the undersigned or a trustee in bankruptcy of the undersigned, as debtor in possession, otherwise proves in such a lawsuit that the aggregate liability of the undersigned is limited to the amount set forth in (B). In making any determination as to the solvency or sufficiency of capital of the undersigned in accordance with the previous sentence, the right of the undersigned to contribution from the other Guarantors, to subrogation and any other rights the undersigned may have, contractual or otherwise, shall be taken into account.

         The obligations of the undersigned to the Holder of any Note and to the Trustee pursuant to this Subsidiary Guarantee and the Indenture are expressly set forth in Article 14 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantee and all of the other provisions of the Indenture to which this Subsidiary Guarantee relates.

         Capitalized terms in this Subsidiary Guarantee which are not defined herein shall have the meanings assigned to them in the Indenture.

         IN WITNESS WHEREOF, the undersigned has caused this Subsidiary Guarantee to be duly executed.

Dated:
       ------------------


                                       [NAME OF SUBSIDIARY]



                                       By:
                                           -------------------------------




                                      C-3